Exhibit 3.1

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PREFERRED STOCK

of

SYMANTEC CORPORATION

(Pursuant to Section 151 of the

Delaware General Corporation Law)

Symantec Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 12, 2015:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

Series A Junior Preferred Stock:

Section 1.             Designation and Amount; Fractional Shares.    The shares of such series shall be designated as “Series A Junior Preferred Stock” (the “Series A Preferred Stock”) and the number of shares constituting the Series A Preferred Stock shall be 100,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock. For the avoidance of doubt, Series A Preferred Stock may be held in fractional interests of 1/10,000th and any multiple thereof.

Section 2.            Dividends and Distributions.

(A)          Subject to the rights of the holders of any shares of any series of Preferred Stock (or any other stock) ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock shall be entitled to receive out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent), (i) equal to 10,000 times the value of the aggregate per share amount of cash dividends paid to the holders of the shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock”); and (ii), in the case of a non-cash dividend or other distribution paid to the holders of the Common Stock (other than a dividend paid in shares of Common Stock) property (which may include shares of Common Stock or Series A Preferred Stock) having a value equal to 10,000 times the value of the aggregate per share amount of the property paid to the holders of the Common Stock. For the avoidance of doubt, any non-

cash dividend or distribution paid to the holders of the Series A Preferred Stock need not be paid in the same kind of non-cash property that is paid to the holders of the Common Stock. In the event the Corporation shall at any time pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          The Corporation shall pay a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) of this Section as promptly as practicable after it pays a dividend or distribution on the Common Stock (other than a dividend or distribution payable in shares of Common Stock).

(C)          Dividends due pursuant to paragraphs (A) and (B) of this Section shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the date on which any dividend described in paragraph (A) of this Section is paid on the Common Stock until such time as the dividends due pursuant to paragraph (A) of this Section are paid on the shares of Series A Preferred Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

Section 3.            Voting Rights.    The holders of shares of Series A Preferred Stock shall have the following voting rights:

(A)          Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 10,000 times the number of votes to which the holder of a share of Common Stock is entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          Except as otherwise provided herein, in any other Certificate of Designations creating a series of Preferred Stock or any similar stock, or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(C)          Except as set forth herein, or as otherwise provided by law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4.            Liquidation, Dissolution or  Winding Up.

(A)          Upon any liquidation, dissolution or winding up of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any assets of the Corporation to the holders of Common Stock, an amount per share equal to the greater of (i) $10.00 per share (plus an amount equal to any accrued and unpaid dividends) for each share of Series A Preferred Stock then held by them, or (ii) such amount per share as would have been payable had all shares of Series A Preferred Stock been converted into shares of Common Stock pursuant to Section 7 immediately prior to such liquidation, dissolution or winding up of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B)          If the assets of the Corporation legally available for distribution to the holders of shares of Series A Preferred Stock upon liquidation, dissolution or winding up of the Corporation are insufficient to pay the full preferential amount set forth in clause (i) of the first sentence of paragraph (A) above, then the entire assets of the Corporation legally available for distribution to the holders of Series A Preferred Stock shall be distributed among such holders in proportion to the shares of Series A Preferred Stock then held by them. In the event of any liquidation, dissolution or winding up of the Corporation, after the payment of the full preferential amount set forth in the first sentence of paragraph (A) above, the remaining assets available for distribution to the stockholders of the Corporation shall be distributed among the holders of the shares of Common Stock, pro rata based on the number of shares held by each such holder.

(C)          The foregoing rights upon liquidation, dissolution or winding up provided to the holders of Series A Preferred Stock shall be subject to the rights of the holders of any other series of Preferred Stock (or any other stock) ranking prior and superior to, or on parity with, the Series A Preferred Stock upon liquidation, dissolution or winding up.

Section 5.            Consolidation, Merger, etc.     In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 10,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 6.            No Redemption.    The shares of Series A Preferred Stock shall not be redeemable.

Section 7.            Conversion.    Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into 10,000 fully paid and nonassessable shares of Common Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of shares of Common Stock into which the shares of Series A Preferred Stock were entitled to be converted into, as of immediately prior to such event, shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event. All shares of Series A Preferred Stock and all fractional shares of Series A Preferred Stock that shall have been surrendered for conversion shall no longer be deemed to be outstanding and all rights with respect to such shares (including without limitation any rights to any accrued and unpaid dividends) shall immediately cease and terminate at the time of such conversion, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor. Any shares of Series A Preferred Stock so converted shall be retired and cancelled and may not be reissued.

IN WITNESS WHEREOF, this Certificate of Designations is executed on behalf of the Corporation by its Vice President, Legal and Assistant Secretary this 25th day of June, 2015.

SYMANTEC CORPORATION

By:	/s/ GREGORY M. KING
Gregory M. King
Vice President, Legal

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